Exhibit 99.3

                                                       Attorney Docket No. QMT-1

                        ASSIGNMENT OF PATENT APPLICATION

FOR GOOD AND VALUABLE CONSIDERATION,

We, the undersigned (each) have agreed and hereby agree to assign for good and valuable consideration, receipt of which is hereby expressly acknowledged, and do hereby sell, assign and transfer unto

Quick Med Technologies, Inc.

a corporation organized under the laws of the state of Florida as Assignee, and its successors, assigns and legal representatives, the entire right, title and interest, for all countries in and to certain inventions relating to

INTRINSICALLY BATERICIDAL ABSORBENT DRESSING AND METHOD OF FABRICATION

described in an application for Letters Patent of the United States, identified as Attorney Docket No. QMT-1 at Van Dyke & Associates, P.A., 1630 Hillcrest Street, Orlando, Florida 32803 and filed on 6/9/2001, as Application Serial No. QMT, and the invention(s) and improvement(s) set forth therein, and any and all continuations, continuations-in-part, divisionals, and renewals of and substitutes for said application for said Letters Patent, and all rights and privileges under any and all Letters Patent that may be granted therefor in any country, and any reissues, or reexaminations, or extensions of said Letters patent. We request that any and all Letters Patent for said inventions be issued to said Assignee, its successors, assigns and legal representatives, or to such nominees as it may designate.

We agree that, when requested, we will, without charge to said Assignee but at its expense, sign all papers, take all rightful oaths, and do all acts which may be necessary, desirable or convenient for securing and maintaining patents for said inventions in any and all countries and for vesting title thereto in said Assignee, its successors, assigns and legal representatives or nominees.

We authorize and empower the said Assignee, its successors, assigns and legal representatives or nominees, to invoke and claim for any application for patent or other form of protection for said inventions filed by it or them, the benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it, and to invoke and claim such right of priority without further written or oral authorization from us.

We hereby consent that a copy of this assignment shall be deemed a full legal and formal equivalent of any assignment, consent to file or like document which may be required in any country for any purpose and more particularly in proof of the right of the said Assignee or nominee to claim the aforesaid benefit of the right of priority provided by the international convention which may henceforth be substituted for it.

We hereby authorize Timothy I. Van Dyke, attorney for Assignee, to insert the filing date and serial number into the first paragraph of this assignment, after the application for Letters Patent has been filed, and the U.S. Patent Office has assigned such application a serial number.

We covenant with said Assignee, its successors, assigns and legal representatives, that the rights and property herein conveyed are free and clear of any encumbrance, and that we have full right to convey the same as herein expressed.

IN WITNESS WHEREOF, we have hereunto signed our names on the day and yet set forth below.



/s/ David S. Lerner                           January 29, 2002
-----------------------------------           Date
Inventor's Signature


David S. Lerner
-----------------------------------
Inventor's Printed Name



STATE OF FLORIDA      )
                      ) ss
COUNTY OF PALM BEACH  )

On this 29th day of January, 2002, before me personally came the above named David S. Lerner who is personally known by me or proved to me on the basis of satisfactory evidence to be the same individual who executed the foregoing assignment, and who acknowledged to me that he/she executed the same of his/her own free will for the use and purposes therein set forth.



                                        /s/   Joan Murphy
                                        ----------------------------------------
                                        NOTARY PUBLIC
                                        My Commission Expires: December 31, 2002

                                                       Attorney Docket No. QMT-1

                        ASSIGNMENT OF PATENT APPLICATION



/s/ Gerald M. Olderman                        January 29, 2002
------------------------------------          Date
Inventor's Signature


Gerald M. Olderman
------------------------------------
Inventor's Printed Name



STATE OF FLORIDA      )
                      ) ss
COUNTY OF PALM BEACH  )

On this 29th day of January, 2002, before me personally came the above named Gerald M. Olderman who is personally known by me or proved to me on the basis of satisfactory evidence to be the same individual who executed the foregoing assignment, and who acknowledged to me that he/she executed the same of his/her own free will for the use and purposes therein set forth.



                                        /s/   Joan Murphy
                                        ----------------------------------------
                                        NOTARY PUBLIC
                                        My Commission Expires: December 31, 2002